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                                                                      EXHIBIT 16


December 28, 1998


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549



Ladies and Gentlemen:

            World Access, Inc.

We have read Item 4 of World Access, Inc.'s Form 8-K dated December 28, 1998 and are in agreement with the statements contained in paragraph 4(a) therein.



Yours very truly,


/s/ PricewaterhouseCoopers LLP